THIRD AMENDED AND RESTATED
                 MUTUAL SETTLEMENT AND GENERAL RELEASE AGREEMENT

      This Confidential Third Amended and Restated Settlement and General Release Agreement (the "Agreement") is entered into this 21st day of October, 2005, by and between Urban K. Jonson ("Urban Jonson") and Solution Technology International, Inc. (the "Company"). The parties hereto represent as follows:

      WHEREAS, Urban Jonson was an officer of the Company; and

      WHEREAS, Urban Jonson ceased employment with the Company July 31, 2003;
and

      WHEREAS, Urban Jonson was owed past due salary and bonus, by the Company; and

      WHEREAS, the parties desire to execute this Agreement and to avoid any conflict or potential conflict arising out of the Agreement, as well as to resolve, settle and extinguish all claims, demands, disputes, differences, grievances, allegations, complaints, charges or rights, known and unknown, accrued or unaccrued, that either party now has or might otherwise have against the other, or their affiliates, subsidiaries or parent corporations, or its officers, directors, agents, representatives, including those claims involving the Agreement; and

      WHEREAS, the Company has agreed to pay to Urban Jonson $10,500 by the close of business on October 24, 2005 to reduce the attorney fees and late payment penalty from $15,000 to $4,500; and

      WHEREAS, the parties hereto executed a Mutual Settlement and General Release Agreement dated March 24, 2005, an Amended and Restated Mutual Settlement and General Release Agreement dated September 6, 2005, and a Seconded Amended and Restated Mutual Settlement and General Release Agreement dated September 30, 2005 and hereby desire to amend and restate the latter agreement in its entirety.

      NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. In consideration of (a) the payment of $166,943.20 being provided by the Company to Urban Jonson, of which $16,943.20 was paid on March 24, 2005,
      (b) each party's execution of the Agreement and a Third Amended Confessed Judgment Promissory Note dated October 21, 2005 in the amount of $150,000 to be paid in one lump sum, including interest at 18% per annum from August 22, 2005, due January 31, 2006 to Urban Jonson in the form attached hereto as Exhibit 1 ("Confessed Judgment Promissory Note"), (c) the Company agreeing to pay to Urban Jonson accrued interest of $6250 through August 22, 2005 and attorney fees of Urban Jonson plus a penalty for late payment of $4,500 for a total of $10,750 by November 7, 2005, and other undertakings provided for herein, the sufficiency of which are hereby acknowledged, each party, on its behalf, and on behalf of its heirs, administrators, representatives, successors, agents, assigns, affiliates, subsidiaries, parent companies or other related companies, and its past and present directors, officers, agents, representatives, and employees, does hereby fully, finally and unconditionally release and forever discharge the other party, its heirs, administrators, representatives, successors, agents, assigns, affiliates, subsidiaries, parent companies or other related companies, and its past and present directors, officers, agents, representatives, and employees, from and waive and release all actions, causes of action, lawsuits, appeals, claims, charges, complaints, debts, obligations, demands, rights, grievances, promises, liability, damages, costs and/or fees whatsoever in law or equity that each party had, now has, or may have against the other and its past and present officers, directors, agents, representatives and employees for any cause, matter or thing whatsoever, whether known or unknown, liquidated or unliquidated, absolute or contingent, enforceable under any local, state or federal statute, regulation or ordinance, or under the common law of the United States, or of any of the states, which arose or occurred from the beginning of time up to and including the date on which this Agreement is fully executed. , except for any action arising from a breach of this Agreement, the Nonstatutory Stock Option Grant awarded February 18, 2004, and/or the Confessed Judgment Promissory Note.

2. The parties expressly state, understand and agree that the waiver and release set forth in Paragraph 1 above is intended to be a GENERAL RELEASE regarding the Agreement and the relationship of Urban Jonson with the Company. Each party's obligations under this Agreement are contingent upon the other's compliance with all terms and conditions provided for herein.

3. Each party represents that it has not filed any complaint, charge or lawsuit against the other, their affiliates, subsidiaries, parent companies or other related companies, and its past and present directors, officers, agents, representatives, and employees with any governmental agency or any court or other entity whatsoever, and they further state that they will not file any complaints, charges or lawsuits against the other, their affiliates, subsidiaries, parent companies or other related companies, and their past and present directors, officers, agents, representatives, and employees at any time hereafter for any matter covered by this Agreement, except for any action arising from a breach of this Agreement, the Confessed Judgment Promissory Note, and/or the Nonstatutory Stock Option Grant awarded February 18, 2004. Each party shall reimburse the other for all legal and other reasonable and related expenses, including reasonable attorneys' fees, it incurs in connection with defending itself, its affiliates, subsidiaries, parent companies or other related companies, and its past and present directors, officers, agents, representatives, and employees against such complaints, charges or lawsuits, except for any action arising from a breach of this Agreement, the Nonstatutory Stock Option Grant awarded February 18, 2004,

4. Each party covenants, promises and agrees that it will not discuss with, or otherwise disclose or divulge to any current or former employee of the Company or any other third person or entity (1) the terms and/or contents of this Agreement, including the conversations and negotiations which led to the execution of this Agreement and the consideration being provided in settlement of this matter; and (2) any of the events that led to the negotiation and execution of this Agreement. This provision shall not bar the parties from discussing such matters with their attorneys or accountants or tax advisors or spouses, as long as they notify them of the confidential nature of this Agreement in advance of such discussion, or otherwise provides information as required pursuant to a valid subpoena or as otherwise required by law.

5. Urban Jonson promises not to solicit, encourage or contact any third person or entity that is or may be an adversary or potential adversary of the Company (including any current or former employee) concerning the maintenance of any charges, claims, actions, demands, or lawsuits whatsoever against the Company or its current or former officers, employees, attorneys, agents, assigns, insurers, representatives, counsel, administrators, successors, parent companies, subsidiaries, affiliates, shareholders, and/or directors. Urban Jonson further agrees not to voluntarily participate in or encourage other charges, claims, actions or litigation against the Company or its current or former officers, employees, attorneys, agents, assigns, insurers, representatives, counsel, administrators, successors, parent companies, subsidiaries, affiliates, shareholders, and/or directors and to participate in such charges, claims, actions or litigation only if he is compelled to do so by subpoena or other court order. Urban Jonson agrees to notify the Company within a reasonable period of time after he has learned of such subpoena or other court order. Urban Jonson further agrees that he will use reasonable efforts to cooperate with the Company in connection with any efforts it may exert to challenge or quash such subpoena or court order, or to seek a protective order.

6. Urban Jonson hereby waives any right to reinstatement and affirmatively states he does not want to be reinstated by the Company. Urban Jonson and the Company further agree that Urban Jonson will not now or at any time in the future apply for or accept employment with the Company or any subsidiaries. If, either knowingly or unknowingly, Urban Jonson does apply for and/or is hired for a position with the Company or any subsidiaries, and, based upon the terms of this Agreement, the Company and/or any subsidiaries decline to consider Urban Jonson's application, or, if already hired, elect to terminate Urban Jonson's employment, Urban Jonson acknowledges and agrees that such conduct by the Company or any subsidiaries shall be appropriate, proper, permissible and consistent with the terms of this Agreement, and Urban Jonson further agrees that he shall not seek to contest or otherwise challenge such conduct by a proceeding before any court or administrative agency or by instituting any other type of legal proceeding of any kind against the Company. If, in contravention of the terms of this Agreement, Urban Jonson seeks to commence such proceeding, he agrees that he shall reimburse the Company or any subsidiaries for the costs and fees it incurs in connection with obtaining the dismissal of such proceeding or in defending such proceeding. Urban Jonson further acknowledges and agrees that the Company has no obligation to him whatsoever except as set forth in this Agreement, Confessed Judgment Promissory Note, and any and all outstanding unexercised options pursuant to the Nonstatutory Stock Option Grant awarded February 18, 2004.

7. The parties acknowledge that they have consulted with legal counsel prior to executing this Agreement.

8. The terms of this Agreement are contractual and not mere recitals. The parties acknowledge the accuracy of the Recitals and incorporate the Recitals into and make them a part of this Agreement.

9. The understandings set forth herein represent the complete agreement of the parties and may not be altered or changed except by the mutual agreement of the parties, evidenced in a writing signed by all parties and specifically identified as an amendment to this Agreement

10. If any covenant or provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law, administrative order, judicial decision or public policy, all other covenants and provisions herein shall, nevertheless, remain in full force and effect.

11. This Agreement and all covenants contained herein shall be binding upon the parties hereto and their respective heirs, executors, affiliates, administrators, successors, and assigns.

12. This Agreement shall be construed under the laws of the State of Maryland, without regard to its choice of law provisions.

13. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. A facsimile of an original signature shall be effective as an original signature.

14. The obligations of the both parties under this Agreement are contingent upon each party's execution and non-revocation of this Agreement.

15. Each person executing this Agreement represents that they are authorized to execute this Agreement on behalf of the relevant party.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.


SOLUTION TECHNOLOGY INTERNATIONAL, INC.


---------------------------------
By: Dan Jonson
    President and CEO


URBAN K. JONSON


---------------------------------
By: Urban K. Jonson

                                                                       EXHIBIT 1

                       CONFESSED JUDGMENT PROMISSORY NOTE